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                                                                    EXHIBIT 5.1


                          [LATHAM & WATKINS LETTERHEAD]



                               ____________, 1999




                                                                     (File No.)
                                                                    027591-0005


Digital Entertainment Network, Inc.
2230 Broadway
Santa Monica, CA 90404

Ladies and Gentlemen:

                  This opinion is rendered in connection with the filing by Digital Entertainment Network, Inc., a Delaware corporation (the "Company"), of its Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the offer and sale by the Company (the "Offering") of up to __________ shares of the Company's common stock, par value $0.01 per share (the "Registered Common Stock"), and any subsequent registration statement the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Act to register additional shares of the Company's common stock, par value $0.01 per share, in connection with the Offering (such additional shares, together with the Registered Common Stock, the "Shares"). We have acted as special counsel to the Company in connection with the preparation of the Registration Statement.

                  In our capacity as such counsel, we are familiar with the proceedings taken and to be taken by the Company in connection with the authorization, issuance, and sale of the Common Stock. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of such documents, corporate records and other instruments, and have obtained from officers of the Company and agents thereof such certificates and other representations and assurances, as we have deemed necessary or appropriate for the purposes of this opinion.




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Latham & Watkins
____________, 1999
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                  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents and the authenticity and conformity to original documents of documents submitted to us as certified or photostatic copies.

                  We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

                  Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof, based on the foregoing and the proceedings to be taken by the Company referred to above, we are of the opinion that the Shares have been duly authorized, and upon issuance, delivery and payment therefor in the manner described in the Registration Statement, such Shares will be validly issued, fully paid and nonassessable.

                  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" of the prospectus included therein, and to the incorporation by reference of this opinion and consent into a registration statement filed with the Commission pursuant to Rule 462(b) under the Act relating to the Offering.


                                              Very truly yours,